 FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET, 10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS OPERATING RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2008

New York, N.Y., November 5, 2008 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the third quarter ended September 30, 2008.

Financial Summary

•
Estimated REIT taxable income, a non-GAAP measure, for the three and nine months ended September 30, 2008 was $9.4 million or $0.38 per share-diluted and $30.9 million or $1.24 per share-diluted, respectively, as compared to $10.9 million or $0.44 per share-diluted and $31.1 million or $1.25 per share-diluted for the three and nine months ended September 30, 2007, respectively, decreases of $1.5 million (14%) and $141,000 (1%), respectively.

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, of $11.1 million, or $0.44 per share-diluted for the quarter ended September 30, 2008 as compared to $11.9 million, or $0.48 per share-diluted for the quarter ended September 30, 2007, a decrease of $857,000 (7%).

•
RCC announced a dividend distribution of $0.39 per common share for the quarter ended September 30, 2008, $9.9 million in the aggregate, which was paid on October 28, 2008 to stockholders of record as of October 6, 2008.

•	Economic book value, a non-GAAP measure, was $10.92 per common share as of September 30, 2008.

•	GAAP book value was $9.45 per common share as of September 30, 2008.

•
GAAP net income of $0.17 per share-diluted, including non-cash charges for loan and lease losses of $27.8 million, or $1.12 per share-diluted, for the nine months ended September 30, 2008.  GAAP net income of $0.00 per share-diluted, including non-cash charges for loan and lease losses of $11.0 million, or $0.44 per share-diluted, for the three months ended September 30, 2008.

•	Paydowns totaled $64.7 million, which included $44.4 million on RCC’s commercial real estate loan portfolio and $20.3 million on RCC’s bank loan portfolio for the quarter ended September 30, 2008.

•	As of October 31, 2008, short-term repurchase agreement borrowings were down to $180,000 from $4.6 million as of June 30, 2008.

Jonathan Cohen, CEO and President of RCC, commented, “The credit quality of our loan portfolio appears to be generally weathering the storm and we are pleased with its performance.  We have increased our general reserves, primarily in our bank loan portfolio and took a specific reserve against one loan in our commercial real estate loan portfolio, which prepaid after the end of the quarter at a modest discount – we were willing to accept this deal to buy other investments in the future at more substantial discounts.  As a result of $44.4 million in commercial real estate prepayments during the quarter, we are able to shift loans from our CRE term facility into our CDO structures, utilizing the favorable liabilities in those structures, and simultaneously improving liquidity and de-levering our balance sheet by paying down the CRE term facility.  As these prepayments continue to occur, we intend to reinvest at very attractive spreads, look at opportunities to buy our debt at a significant discount and our stock in the market, and generally increase the liquidity of our Company.  We also worked hard to eliminate all but $180,000 of short term recourse liabilities.”

The following schedules of reconciliations as of September 30, 2008 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income to Adjusted Net Income;

•	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income; and

•	Schedule III – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value.

Additional financial results for the third quarter ended September 30, 2008 and recent developments include:

General

•	RCC’s net interest income decreased by $877,000, or (6%) to $13.6 million for the third quarter ended September 30, 2008, as compared to $14.5 million for the same period in 2007.

Commercial Real Estate

•
RCC originated new commercial real estate (“CRE”) loans, on a gross basis, of $8.3 million during the third quarter ended September 30, 2008.  The aggregate net portfolio of CRE loans was reduced by $65.5 million to $864.9 million at September 30, 2008, from $930.4 million at September 30, 2007, not including future funding obligations of $8.8 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three, nine and 12 months ended September 30, 2008 (in millions, except percentages):

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008	12 Months Ended September 30, 2008	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (1)
Whole loans	$8.3	$51.6	$113.1	2.88%	7.71%
Whole loans, future funding obligations	−	−	8.8	N/A	N/A
B notes	−	−	−	2.78%	7.57%
Mezzanine loans	−	−	−	2.62%	8.15%
CMBS	−	−	−	N/A(2)	5.96%
New loans production	8.3	51.6	121.9
Payoffs	(34.3)	(45.7)	(120.5)
Principal paydowns	(10.1)	(14.6)	(16.1)
Whole loans, future funding obligations	−	−	(8.8)
Sales of CMBS	−	(10.0)	(10.0)
Net – new loans	(36.1)	(18.7)	(33.5)
Other	0.6	1.6	5.3
New loans, net (3)	$(35.5)	$(17.1)	$(28.2)

(1)	Reflects rates on our portfolio balance as of September 30, 2008.

(2)	Weighted average floating rate coupon of 3.96% at September 30, 2008.

(3)
The basis of new net loans does not include provisions for losses on commercial real estate loans of $2.8 million for the three months ended September 30, 2008, of $14.4 million for the nine months ended September 30, 2008 and $17.6 million for the 12 months ended September 30, 2008.

Commercial Finance

•
RCC’s bank loan portfolio ended the third quarter with total investments of $936.9 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.28%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the third quarter with $106.2 million, at cost, in direct financing leases and notes at a weighted-average rate of 9.30%.  RCC’s leasing portfolio is fully match-funded through a secured term facility, which had a balance of $99.9 million as of September 30, 2008 and a weighted-average interest rate of 5.06%.

Book Value

As of September 30, 2008, RCC’s GAAP book value per common share was $9.45.  Total stockholders’ equity was $239.1 million as of September 30, 2008 as compared to $271.6 million as of December 31, 2007.  Total common shares outstanding were 25,296,164 as of September 30, 2008 as compared to 25,103,532 as of December 31, 2007.

As of September 30, 2008, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $10.92.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Footnote 1 of Schedule III).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of the RCC’s investment portfolio as of September 30, 2008, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):
	Amortized cost	Dollar price	Net carrying amount		Dollar price	Net carrying amount less amortized cost	Dollar price
September 30, 2008
Floating rate
CMBS-private placement	$32,130	99.98%	$23,482		73.07%	$(8,648)	-26.91%
Other ABS	5,665	94.42%	−		0.00%	(5,665)	-94.42%
B notes (1)	22,037	100.01%	21,982		99.76%	(55)	-0.25%
Mezzanine loans (1)	129,600	100.02%	129,276		99.77%	(324)	-0.25%
Whole loans (1)	450,425	99.63%	446,450		98.75%	(3,975)	-0.88%
Bank loans (2)	936,942	99.47%	788,356	(4)	83.69%	(148,586)	-15.78%
Total floating rate	$1,576,799	99.56%	$1,409,546		89.00%	$(167,253)	-10.56%
Fixed rate
CMBS – private placement	$38,288	91.00%	$22,739		54.05%	$(15,549)	-36.95%
B notes (1)	67,168	100.11%	67,000		99.86%	(168)	-0.25%
Mezzanine loans (1)	81,254	94.69%	68,393		79.70%	(12,861)	-14.99%
Whole loans (1)	85,808	99.44%	85,593		99.19%	(215)	-0.25%
Equipment leases and notes (3)	106,196	100.02%	105,466		99.33%	(730)	-0.69%
Total fixed rate	$378,714	97.74%	$349,191		90.12%	$(29,523)	-7.62%
Grand total	$1,955,513	99.20%	$1,758,737		89.22%	$(196,776)	-9.98%

(1)
Net carrying amount includes an allowance for loan losses of $17.6 million at September 30, 2008, allocated as follows:  B notes ($0.2 million), mezzanine loans ($13.2 million) and whole loans ($4.2 million).

(2)	Net carrying amount includes a $12.4 million allowance for loan losses at September 30, 2008.

(3)	Net carrying amount includes a $730,000 allowance for lease losses at September 30, 2008.

(4)	Bank loan portfolio is carried at amortized cost less allowance for loan loss and was $924.5 million at September 30, 2008. Amount disclosed in the table represents fair value at September 30, 2008.

Liquidity

At October 31, 2008, RCC’s liquidity consists of three primary sources:

•	unrestricted cash and cash equivalents of $2.8 million and restricted cash of $11.2 million comprised of $5.3 million in margin call accounts and $5.9 million related to its leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $74.1 million, which is made up of $59.5 million of restricted cash and $14.6 million available to finance future funding commitments on commercial real estate loans; and

•
financing available under existing borrowing facilities of $10.1 million, comprised of $0.1 million of available cash from RCC’s three year non-recourse secured financing facility and $10.0 million of unused capacity under its unsecured revolving credit facility.  RCC also has $40.5 million of unused capacity under a three-year non-recourse commercial real estate repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of September 30, 2008, RCC had allocated its equity capital among its targeted asset classes as follows: 73% in commercial real estate loans, 25% in commercial bank loans and 2% in direct financing leases and notes.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net income to adjusted net income, GAAP net income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value and supplemental information regarding  RCC’s commercial real estate, bank loan and equipment leasing portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,110	$6,029
Restricted cash	74,607	119,482
Investment securities available-for-sale, pledged as collateral, at fair value	46,221	65,464
Loans, pledged as collateral and net of allowances of $30.0 million and $5.9 million	1,743,208	1,766,639
Direct financing leases and notes, pledged as collateral and net of allowances of $0.7 million and $0.3 million and net of unearned income	105,466	95,030
Investments in unconsolidated entities	1,548	1,805
Interest receivable	8,635	11,965
Principal paydown receivables	5,920	836
Other assets	5,230	4,898
Total assets	$2,002,945	$2,072,148
LIABILITIES
Borrowings	$1,732,384	$1,760,969
Distribution payable	9,928	10,366
Accrued interest expense	4,640	7,209
Derivatives, at fair value	12,885	18,040
Accounts payable and other liabilities	4,007	3,958
Total liabilities	1,763,844	1,800,542
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 25,296,164 and 25,103,532 shares issued and outstanding (including 475,230 and 581,493 unvested restricted shares)	25	25
Additional paid-in capital	356,104	355,205
Accumulated other comprehensive loss	(45,121)	(38,323)
Distributions in excess of earnings	(71,907)	(45,301)
Total stockholders’ equity	239,101	271,606
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,002,945	$2,072,148

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES
Loans	$28,903	$37,398	$90,028	$100,786
Securities	1,062	8,768	3,401	24,072
Leases	1,995	1,856	5,946	5,667
Interest income − other	352	769	2,178	2,080
Interest income	32,312	48,791	101,553	132,605
Interest expense	18,664	34,266	60,736	91,255
Net interest income	13,648	14,525	40,817	41,350

OPERATING EXPENSES
Management fees − related party	1,915	1,298	4,824	5,357
Equity compensation − related party	157	94	779	717
Professional services	773	772	2,229	2,005
Insurance expenses	171	116	469	351
General and administrative	421	405	1,119	1,141
Income tax expense	(33)	91	134	262
Total expenses	3,404	2,776	9,554	9,833

NET OPERATING INCOME	10,244	11,749	31,263	31,517

OTHER EXPENSE
Net realized gains (losses) on investments	242	158	(1,651)	513
Asset impairments	−	(25,490)	−	(26,277)
Other income	27	37	86	110
Provision for loan and lease loss	(10,999)	(369)	(27,828)	(503)
Gain on the extinguishment of debt and loan	574	−	2,324	−
Total other expenses	(10,156)	(25,664)	(27,069)	(26,157)

NET INCOME (LOSS)	$88	$(13,915)	$4,194	$5,360

NET INCOME (LOSS) PER SHARE – BASIC	$0.00	$(0.56)	$0.17	$0.22

NET INCOME (LOSS) PER SHARE – DILUTED	$0.00	$(0.56)	$0.17	$0.22

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,814,789	24,807,162	24,719,889	24,650,313

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	25,054,296	24,807,162	24,889,965	24,910,848

DIVIDENDS DECLARED PER SHARE	$0.39	$0.41	$1.21	$1.21

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income (loss) − GAAP	$88	$(13,915)	$4,194	$5,360
Adjustments:
Provision for loan and lease losses (2)	10,999	369	27,828	503
Asset impairments related to ABS-RMBS Portfolio	−	25,490	−	26,277
Capital losses on the sale of available-for-sale securities	−	−	2,000	−
Gain on the extinguishment of debt (3)	−	−	(1,750)	−
Adjusted net income, excluding non-cash charges and non-operating capital transactions	$11,087	$11,944	$32,272	$32,140
Adjusted net income per share – diluted, excluding non-cash charges and non-operating capital transactions	$0.44	$0.48	$1.30	$1.29

(1)
During 2007, RCC began evaluating its performance based on several performance measures, including adjusted net income, in addition to net income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RCC’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income (loss) because it helps management evaluate RCC’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RCC’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RCC’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RCC believes this is a useful performance measure for investors to evaluate these aspects of RCC’s business as well.  The most significant adjustments RCC excludes in determining adjusted earnings as of September 30, 2008 are its provision for loan and lease losses, gain on the extinguishment of debt and losses on the sale of available-for-sale securities.  At September 30, 2007, RCC also excluded asset impairments related to its ABS-RMBS portfolio that was deconsolidated on November 13, 2007.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RCC’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RCC’s operating performance by excluding management’s expectation of possible future gains or losses from RCC’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RCC’s consolidated financial statements to help analyze management’s expectation of potential future losses from RCC’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

(3)
Gain on the extinguishment of debt for the three and nine months ended September 30, 2008, excludes a gain on the early extinguishment of a loan of $574,000 as management views this transaction to be in its ordinary course of business.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
 TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss) – GAAP	$88	$(13,915)	$4,194	$5,360
Adjustments:
Share-based compensation to related parties	(190)	(385)	(729)	(725)
Incentive management fee expense to related parties paid in shares	−	(417)	−	−
Capital loss carryover (utilization)/losses from the sale of securities	−	−	2,000	−
Provisions for loan and lease losses unrealized	2,761	−	14,446	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	7,034	−	11,271	−
Addback of GAAP loss reserve	−	25,490	−	26,277
Other net book to tax adjustments	(281)	90	(272)	139
Estimated REIT taxable income	$9,412	$10,863	$30,910	$31,051

Amounts per share – diluted	$0.38	$0.44	$1.24	$1.25

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of income as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

As of September 30, 2008
Stockholders’ equity - GAAP	$239,101
Add:
Unrealized losses – CMBS portfolio	24,197
Unrealized losses recognized in excess of value at risk – interest rate swaps	12,885
Economic book value	$276,183
Shares outstanding as of September 30, 2008	25,296
Economic book value per share	$10.92

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been fair-valued through stockholders’ equity.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of September 30, 2008 and 2007 (based on par value):

	As of September 30,
	2008	2007
Non-performing:
Loans and leases	$18,668	$1,267
Non-performing as a percentage of total loans and leases	1.0%	0.1%

Allowance for loan and lease losses:
Specific provision	$19,728	$196
General provision	11,029	130
Total allowance for loans and leases	$30,757	$326
Allowance as a percentage of total loans and leases	1.6%	0.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of September 30, 2008 (based on par value):

Security type
Whole loans	65.2%
Mezzanine loans	24.0%
B Notes	10.8%
Total	100.0%

Collateral type
Multifamily	32.9%
Hotel	26.6%
Office	22.0%
Retail	13.2%
Condo	1.2%
Flex	0.8%
Self-storage	0.8%
Other	2.5%
Total	100.0%

Collateral location
Southern California	24.2%
Northern California	16.6%
New York	11.2%
Arizona	8.2%
Texas	4.9%
Florida	4.6%
Tennessee	3.9%
Washington	3.7%
Colorado	3.7%
Other	19.0%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2008 (based on par value):

Industry type
Healthcare, education and childcare	11.0%
Diversified/conglomerate service	9.0%
Printing and publishing	5.9%
Chemicals, plastics and rubber	5.9%
Broadcasting and entertainment	5.6%
Retail stores	5.2%
Leisure, amusement, motion pictures, entertainment	3.9%
Hotels, motels, inns and gaming	3.8%
Automobile	3.8%
Utilities	3.6%
Finance	3.6%
Personal, food and miscellaneous services	3.5%
Other	35.2%
Total	100.0%

The following chart describes equipment leases and notes by industry as of September 30, 2008 (based on par value):

Industry type
Services	49.0%
Retail trade	10.8%
Transportation, communications, electric, gas and sanitary services	10.5%
Agriculture, forestry and fishing	7.9%
Manufacturing	5.9%
Construction	4.5%
Finance, insurance and real estate	3.8%
Wholesale trade	3.7%
Other	3.9%
Total	100.0%